Exhibit 99.1

JERRY MCMAHON NAMED NEORX CHAIRMAN

SEATTLE (June 24, 2004) – NeoRx Corporation (NASDAQ: NERX), a cancer therapeutics development company, today announced that its Board of Directors has appointed Jerry McMahon, PhD, as Chairman.  Dr. McMahon was named NeoRx’s Chief Executive Officer in May 2004 and will continue to serve in that position.  He succeeds Jack L. Bowman, who retired as Chairman and CEO last month.  Dr. McMahon’s appointment to the Board increases the number of directors from six to seven.

Dr. McMahon commented, “I believe that NeoRx is poised for growth and value creation as a cancer franchise with important product candidates that show distinct advantages over competing therapies.  I am excited about this opportunity to build on the momentum of our late-stage clinical products by further expanding our product pipeline and commercial opportunities.  Our board, management and staff share this vision for our Company, and I look forward to working with this experienced and dedicated group in pursuing our goals.

“We are focused on executing our phase III pivotal study of STR™ in multiple myeloma and implementing strategies to expedite patient accrual,” added Dr. McMahon.  “We also plan to pursue additional follow-on uses for STR in other cancers involving bone metastases.  With Nexplatin, our novel platinum-based cancer drug, we see significant opportunity in multiple solid-tumor indications to address unmet needs, and maximize speed to registration and commercial potential.”

Fred Craves, PhD, a director and a former NeoRx Chairman, stated, “We are delighted to welcome Jerry to the Board and we look forward to his strong leadership as Chairman.  With his exceptional track record in developing promising cancer products and managing the challenges of building a successful business, we believe that Jerry has the experience and the drive to advance NeoRx’s lead cancer product candidates through clinical trials, form strategic alliances, broaden the Company’s product portfolio and strengthen its balance sheet.  We have every confidence in Jerry and his ability to accomplish these goals, and in so doing, build value for our shareholders.”

NeoRx, a cancer therapeutics development company, opened enrollment in a phase III clinical trial of STR in patients with multiple myeloma in March 2004.  In April 2004, NeoRx acquired the rights to develop, manufacture and commercialize Nexplatin, a third-generation platinum-based anti-cancer agent.  The Company plans to initiate phase II clinical studies of Nexplatin in one or more cancer indications next year.

This release contains forward-looking statements relating to the development of the Company’s products and strategic goals that are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” “plan,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include conditions in the capital markets in general and in the life science sector in particular, specifically those that may affect potential financing sources for the development of NeoRx’s business, the progress and costs of clinical trials and the timing of regulatory approvals, the availability of clinical materials from third-party suppliers, NeoRx’s ability to manufacture STR in a timely and cost-effective manner, NeoRx’s ability to successfully commercialize product candidates, and other risks and uncertainties described in NeoRx’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Report on Form 10- Q for the quarter ended March 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

NeoRx and STR are trademarks or registered trademarks of NeoRx Corporation in the United States and/or foreign countries.

© 2004 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation	Lippert/Heilshorn & Associates, Inc.
Jerry McMahon, PhD	Jody Cain (jcain@lhai.com)
Chairman and CEO	Bruce Voss (bvoss@lhai.com)
206-286-2524	310-691-7100